Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports Second-Quarter Financial Results

Board Of Directors Declares Quarterly Dividend

Cambridge, Mass., July 25, 2012 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its 2012 second-quarter financial results.

Second-Quarter Financial Performance

•	Total revenues were $79.1 million for the second quarter of 2012, compared with $73.5 million for the second quarter of last year.
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On a GAAP basis, net income was $7.8 million, or $0.34 per diluted share, for the second quarter of 2012, compared with net income of $5.5 million, or $0.24 per diluted share, for the same period last year.

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On a pro forma basis, net income was $8.2 million, or $0.36 per diluted share, for the second quarter of 2012, which reflects a pro forma effective tax rate of 39%. Pro forma net income excludes stock-based compensation of $1.2 million, amortization of $0.6 million of acquisition-related intangible assets, $0.1 million of reorganization costs, and net investment gains of $0.1 million. This compares with pro forma net income of $7.5 million, or $0.32 per diluted share, for the same period in 2011, which reflects a pro forma tax rate of 40%. Pro forma net income for the second quarter of 2011 excludes stock-based compensation of $0.2 million, amortization of $0.5 million of acquisition-related intangible assets, $1.5 million of duplicate lease costs, $0.5 million of acquisition costs, and net investment gains of $0.1 million.

“Forrester met our revenue guidance and exceeded operating margin and earnings per share for the second quarter,” said George F. Colony, Forrester’s chairman and chief executive officer. “However, we are reducing revenue and profit guidance for the year. In the past six months, we put in place ambitious initiatives and organizational changes to better serve our clients. There is progress as a result of these changes, but more time is needed before they have a significant impact on our financial performance.”

Six-Month Period Ended June 30, 2012 Financial Performance

•	Total revenues were $149.4 million, compared with $139.2 million for the same period last year.
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On a GAAP basis, net income was $11.0 million, or $0.47 per diluted share, for the six months ended June 30, 2012, compared with net income of $8.4 million, or $0.36 per diluted share, for the same period last year.

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On a pro forma basis, net income was $13.3 million, or $0.57 per diluted share, for the six months ended June 30, 2012, which reflects a pro forma effective tax rate of 39%. Pro forma net income excludes stock-based compensation of $2.5 million, amortization of $1.2 million of acquisition-related intangible assets, $1.4 million of reorganization costs, and net investment gains of $0.1 million. This compares with pro forma net income of $12.3 million, or $0.53 per diluted share, for the same period in 2011, which reflects a pro forma tax rate of 40%. Pro forma net income for the six months ended June 30, 2011 excludes stock-based compensation of $1.7 million, amortization of $1.2 million of acquisition-related intangible assets, $3.0 million of duplicate lease costs, $0.9 million of acquisition and integration costs, and net investment gains of $0.6 million.

A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.

Forrester is providing third-quarter 2012 financial guidance as follows:

Third-Quarter 2012 (GAAP):

•	Total revenues of approximately $68.0 million to $71.0 million.
•	Operating margin of approximately 7.0% to 9.0%.
•	Other income, net of approximately $0.1 million.
•	An effective tax rate of 39%.
•	Diluted earnings per share of approximately $0.14 to $0.17.

Third-Quarter 2012 (Pro Forma):

Pro forma financial guidance for the third quarter of 2012 excludes stock-based compensation expense of $1.4 million to $1.6 million, amortization of acquisition-related intangible assets of approximately $0.6 million, and any investment gains or losses.

•	Pro forma operating margin of approximately 10.0% to 12.0%.
•	Pro forma effective tax rate of 39%.
•	Pro forma diluted earnings per share of approximately $0.19 to $0.22.

Our full-year 2012 guidance is as follows:

Full-Year 2012 (GAAP):

•	Total revenues of approximately $295.0 million to $300.0 million.
•	Operating margin of approximately 10.5% to 11.5%.
•	Other income, net of approximately $0.7 million.
•	An effective tax rate of 37%.
•	Diluted earnings per share of approximately $0.89 to $0.95.

Full-Year 2012 (Pro Forma):

Pro forma financial guidance for full-year 2012 excludes stock-based compensation expense of $5.3 million to $5.6 million, amortization of acquisition-related intangible assets of approximately $2.4 million, reorganization costs of $1.4 million, and any investment gains or losses.

•	Pro forma operating margin of approximately 13.5% to 14.5%.
•	Pro forma effective tax rate of 39%.
•	Pro forma diluted earnings per share of approximately $1.09 to $1.15.

Quarterly Dividend

Forrester also announced today that its Board of Directors has approved a quarterly dividend of $0.14 per share payable September 19, 2012, to shareholders of record on September 5, 2012.

About Forrester Research

Forrester Research, Inc. (Nasdaq: FORR) is an independent research company that provides pragmatic and forward-thinking advice to global leaders in business and technology. Forrester works with professionals in 17 roles at major companies providing proprietary research, customer insight, consulting, events, and peer-to-peer executive programs. For more than 29 years, Forrester has been making IT, marketing, and technology industry leaders successful every day. For more information, visit www.forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the third quarter of and full-year 2012. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, technology spending, Forrester’s ability to respond to business and economic conditions and market trends, the risks and challenges inherent in international business activities, competition and industry consolidation, the ability to attract and retain professional staff, Forrester’s dependence on key personnel, the possibility of network disruptions and security breaches, and possible variations in Forrester’s quarterly operating results. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of income and the table of selected balance sheet and cash flow data are attached.

Forrester Research, Inc.

Consolidated Statements of Income

(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Research services	$51,072	$47,341	$100,832	$91,888
Advisory services and other	28,021	26,109	48,521	47,304

Total revenues	79,093	73,450	149,353	139,192

Operating expenses:
Cost of services and fulfillment	29,828	28,024	56,766	53,522
Selling and marketing	26,267	26,009	51,400	51,474
General and administrative	8,645	8,330	18,256	17,248
Depreciation	2,255	945	4,248	1,915
Amortization of intangible assets	586	526	1,200	1,219
Reorganization costs	51	—	1,394	—

Total operating expenses	67,632	63,834	133,264	125,378

Income from operations	11,461	9,616	16,089	13,814
Other income (expense), net	130	4	539	(105)
Gains on investments, net	84	58	143	640

Income before income taxes	11,675	9,678	16,771	14,349
Income tax provision	3,906	4,208	5,821	5,968

Net Income	$7,769	$5,470	$10,950	$8,381

Diluted income per share	$0.34	$0.24	$0.47	$0.36

Diluted weighted average shares outstanding	23,023	23,203	23,098	23,227

Basic income per share	$0.34	$0.24	$0.48	$0.37

Basic weighted average shares outstanding	22,583	22,684	22,660	22,698

Pro forma data (1):
Income from operations	$11,461	$9,616	$16,089	$13,814
Amortization of intangible assets	586	526	1,200	1,219
Duplicate lease costs	—	1,523	—	2,986
Reorganization costs	51	—	1,394	—
Acquisition and integration costs	—	528	—	899
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	725	32	1,378	647
Selling and marketing	207	53	431	392
General and administrative	257	158	703	642

Pro forma income from operations	13,287	12,436	21,195	20,599
Other income (expense), net	130	4	539	(105)

Pro forma income before income taxes	13,417	12,440	21,734	20,494
Pro forma income tax provision	5,233	4,976	8,477	8,198

Pro forma net income	$8,184	$7,464	$13,257	$12,296

Pro forma diluted income per share	$0.36	$0.32	$0.57	$0.53

Diluted weighted average shares outstanding	23,023	23,203	23,098	23,227

(1) Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester's ongoing business, and are also used by Forrester in making compensation decisions. Our pro forma presentation excludes amortization of acquisition-related intangible assets, duplicate lease costs, costs associated with acquisition and integration activities, stock-based compensation, reorganization costs and net gains or losses from investments, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.

Forrester Research, Inc.

Consolidated Balance Sheet and Cash Flow Data

(Unaudited, in thousands)

	June 30, 2012	December 31, 2011
Balance sheet data:
Cash, cash equivalents and marketable investments	$246,126	$227,603
Accounts receivable, net	$47,545	$81,378
Deferred revenue	$134,550	$147,887

	Six Months Ended June 30,
	2012	2011
Cash flow data:
Net cash provided by operating activities	$39,399	$38,143
Cash used for acquisitions	$—	$(7,031)
Purchases of property and equipment	$(3,245)	$(26,100)
Repurchases of common stock	$(17,052)	$(13,395)
Dividends paid	$(6,356)	$—

Contact:

Michael Doyle

Chief Financial Officer

Forrester Research, Inc.

+1 617.613.6000

mdoyle@forrester.com

Jon Symons

Vice President, Corporate Communications

Forrester Research, Inc.

+ 1 617.613.6104

press@forrester.com

© 2012, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.